Exhibit 99.1

Virtu Announces Second Quarter 2016 Results

NEW YORK, NY, August 3, 2016 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, today reported results for the second quarter ended June 30, 2016.

Second Quarter Selected Results

•                  Net income of $39.3 million; Adjusted Net Income* of $45.8 million

•                  Basic and Diluted EPS of $0.21; Normalized Adjusted EPS* of $0.24

•                  Total revenues of $174.2 million; Adjusted Net Trading Income* of $102.3 million

•                  Adjusted EBITDA* of $65.8 million; Adjusted EBITDA Margin* of 63.0%

•                  Quarterly cash dividend of $0.24 per share payable on September 15, 2016

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on September 15, 2016 to shareholders of record as of September 1, 2016.

“Overall, I am pleased with our operating performance in Q2.  Our business responded well to the challenge of low volumes and volatility, which characterized most of the quarter as well as the positive impact of Brexit at the tail end of the period.  We also made significant progress in the quarter on a number of key strategic initiatives that will grow our business over time.  I am very pleased to announce that we have partnered with J.P. Morgan on an initiative to marry our proprietary systems and order routing with J.P. Morgan trading experience through a technology and trading partnership in the dealer to dealer U.S. Treasuries market. In addition, as previously announced, we made a key strategic investment in a thriving Japanese Proprietary Trading System venue to advance our market making opportunities in Japan; and we continue to make progress providing execution services to select blue-chip buy-side firms, leveraging Virtu’s superior order routing and analytical technology,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

Strategic Initiatives Update

Technology Products and Services

We have entered into a strategic partnership with J.P. Morgan Chase whereby Virtu will provide technology and market access to J.P. Morgan.  J.P. Morgan will use Virtu’s technological capabilities to access and trade dealer to dealer markets in U.S. Treasuries.  The agreement is for a three year minimum term.

Douglas Cifu commented on the agreement with J.P. Morgan:  “We have a longstanding relationship with J.P. Morgan on many fronts.  J.P. Morgan has been a key business partner of Virtu since our founding and has supported our business in many areas.   Our collaboration in trading and technology is a natural progression of this very important relationship.  We believe this agreement will be a win-win for both parties where J.P. Morgan can benefit from applying Virtu’s technology to certain markets and Virtu can benefit from leveraging its existing technological footprint to serve banks like J.P. Morgan.”

Agency Execution Services

During the second quarter, we have begun to provide order routing capabilities and post-trade analysis to institutional investors and the initial feedback has been very positive.  We are onboarding additional buy-side firms in the US and efforts are underway to expand this offering to EU Equities, highlighting the scalability of the Virtu model.

Strategic Minority Investment in SBI Japannext

As announced on July 5, 2016, Virtu is making a strategic minority investment in SBI Japannext, Co., Ltd., a leading Proprietary Trading System (‘PTS’) based in Tokyo. The investment is part of Virtu’s strategic long-term commitment to the Japanese marketplace. Japannext operates a round-the-clock venue with 29 active members (local and global brokerage houses) and is the oldest thriving PTS venue in Japan.  We expect this investment to enhance our overall APAC Equities franchise by offering Virtu unique market making opportunities and be beneficial in the long term from an investment standpoint. This transaction closed on July 27, 2016.

GAAP Financial Results

Total revenues decreased 4.3% to $174.2 million for this quarter, compared to $182.0 million for the same period in 2015. Trading income, net, decreased 1.9% to $166.5 million for this quarter, compared to $169.8 million for the same period in 2015. Net income increased 419.3% to $39.3 million for this quarter, compared to $7.6 million for the same period in 2015, mainly as a result of a one-time charge in connection with the Company’s Initial Public Offering in April 2015.

Basic and Diluted EPS for this quarter were $0.21, compared to $0.01 for the same period in 2015.

Historical quarterly results from first quarter 2014 to date are available at http://ir.virtu.com.

Business Performance

For the second quarter of 2016, Adjusted Net Trading Income decreased 3.4% to $102.3 million for this quarter, compared to $105.9 million for the same period in 2015. Adjusted Net Income decreased 18.1% to $45.8 million for this quarter, compared to $55.9 million for the same period in 2015. Adjusted EBITDA decreased 10.3% to $65.8 million for this quarter, compared to $73.3 million for the same period in 2015. Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.24 for this quarter.

Since our inception, we have sought to broadly diversify our market making across securities, asset classes and  geographies, and as a result, for the quarter ended June 30, 2016, we achieved a diverse mix of Adjusted Net Trading Income results, with no one category constituting more than 30.1% of our total Adjusted Net Trading Income. Average daily Adjusted Net Trading Income was approximately $1.599 million for this quarter compared to $1.680 million for the same period in the previous year.

As of June 30, 2016, Virtu was connected to more than 235 unique market venues in 36 countries and made markets in over 12,000 financial instruments.

The following tables show our Adjusted Net Trading Income, average daily Adjusted Net Trading Income and percentage of Adjusted Net Trading Income by category for the three and six months ended June 30, 2016 and 2015, respectively.

	Three Months Ended June 30,
	2016	% of Total	2015	% of Total	% Change
	(in thousands, except percentages)
Adjusted Net Trading Income:
Category
Americas Equities	$30,821	30.1%	$27,331	25.8%	12.8%
EMEA Equities	12,913	12.6%	13,527	12.8%	-4.5%
APAC Equities	13,944	13.6%	9,808	9.3%	42.2%
Global Commodities	21,276	20.8%	27,587	26.1%	-22.9%
Global Currencies	16,898	16.5%	24,691	23.3%	-31.6%
Options, Fixed Income and Other	8,257	8.1%	4,725	4.5%	74.8%
Unallocated(1)	(1,810)	-1.7%	(1,804)	-1.8%	NM
Total Adjusted Net Trading Income	$102,299	100.0%	$105,865	100.0%	-3.4%

	Three Months Ended June 30,
	2016	% of Total	2015	% of Total	% Change
	(in thousands, except percentages)
Average Daily Adjusted Net Trading Income:
Category
Americas Equities	$482	30.1%	$434	25.8%	11.1%
EMEA Equities	202	12.6%	215	12.8%	-6.0%
APAC Equities	218	13.6%	156	9.3%	39.7%
Global Commodities	332	20.8%	438	26.1%	-24.2%
Global Currencies	264	16.5%	392	23.3%	-32.7%
Options, Fixed Income and Other	129	8.1%	75	4.5%	72.0%
Unallocated(1)	(28)	-1.7%	(30)	-1.8%	NM
Total Adjusted Net Trading Income	$1,599	100.0%	$1,680	100.0%	-4.8%

	Three Months Ended June 30,
	2016	2015	% Change
Selected Market Metrics:
US Equities Average Daily Volume, in millions(2)	7,251	6,352	14.2%
US Equities Average Daily Volume, in $ USD billions(2)	$263.7	$260.3	1.3%
EU Equities Average Daily Volume, in millions(2)	6,145	5,889	4.3%
EU Equities Average Daily Volume, in € EUR billions(2)	€46.6	€52.9	-11.9%
TSE Equities Average Daily Volume, in millions(3)	2,452	2,741	-10.5%
TSE Equities Average Daily Volume, in ¥ JPY billions(3)	¥2,458	¥2,964	-17.1%
CME Average Daily Energy Contracts(4)	2,321,388	1,748,412	32.8%
CME Average Daily FX Contracts(4)	837,836	902,603	-7.2%
OCC Average Daily Volume, in millions(5)	15.8	15.3	3.3%
VIX (Average)(6)	15.68	13.74	14.1%
Trading Days (US)(7)	64	63

	Six Months Ended June 30,
	2016	% of Total	2015	% of Total	% Change
	(in thousands, except percentages)
Adjusted Net Trading Income:
Category
Americas Equities	$68,099	31.0%	$56,463	22.2%	20.6%
EMEA Equities	26,622	12.1%	30,926	12.2%	-13.9%
APAC Equities	26,124	11.9%	20,731	8.2%	26.0%
Global Commodities	51,623	23.5%	62,241	24.5%	-17.1%
Global Currencies	37,399	17.0%	66,858	26.3%	-44.1%
Options, Fixed Income and Other	16,971	7.7%	13,923	5.5%	21.9%
Unallocated(1)	(7,244)	-3.2%	3,131	1.1%	NM
Total Adjusted Net Trading Income	$219,594	100.0%	$254,273	100.0%	-13.6%

	Six Months Ended June 30,
	2016	% of Total	2015	% of Total	% Change
	(in thousands, except percentages)
Average Daily Adjusted Net Trading Income:
Category
Americas Equities	$545	31.0%	$455	22.2%	19.8%
EMEA Equities	213	12.1%	249	12.2%	-14.5%
APAC Equities	209	11.9%	167	8.2%	25.1%
Global Commodities	413	23.5%	502	24.5%	-17.7%
Global Currencies	299	17.0%	539	26.3%	-44.5%
Options, Fixed Income and Other	136	7.7%	112	5.5%	21.4%
Unallocated(1)	(58)	-3.2%	25	1.1%	NM
Total Adjusted Net Trading Income	$1,757	100.0%	$2,049	100.0%	-14.3%

	Six Months Ended June 30,
	2016	2015	% Change
Selected Market Metrics:
US Equities Average Daily Volume, in millions(2)	7,886	6,629	19.0%
US Equities Average Daily Volume, in $ USD billions(2)	$284.1	$272.7	4.2%
EU Equities Average Daily Volume, in millions(2)	6,396	6,235	2.6%
EU Equities Average Daily Volume, in € EUR billions(2)	€50.1	€53.8	-6.9%
TSE Equities Average Daily Volume, in millions(3)	2,676	2,723	-1.7%
TSE Equities Average Daily Volume, in ¥ JPY billions(3)	¥2,680	¥2,887	-7.2%
CME Average Daily Energy Contracts(4)	2,425,885	1,940,258	25.0%
CME Average Daily FX Contracts(4)	889,631	926,252	-4.0%
OCC Average Daily Volume, in millions(5)	16.4	15.8	3.8%
VIX (Average)(6)	18.00	15.13	19.0%
Trading Days (US)(7)	125	124

(1)              Under our methodology for recording “trading income, net” in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading  Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ.  Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular daily Adjusted Net Trading Income calculation can effectively defer or accelerate revenue from one day to another or one reporting period to another, as the case may be. We do not allocate any resulting differences based on the timing of revenue recognition.

(2)              Source: BATS

(3)              Source: Tokyo Stock Exchange

(4)              Source: Chicago Mercantile Exchange Group

(5)              Source: Options Clearing Corporation

(6)              Source: Chicago Board Options Exchange

(7)              Based on NYSE/NASDAQ trading calendar

Financial Condition

As of June 30, 2016, Virtu had $149.4 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $497.3 million.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “Adjusted Net Income”, which measures our operating performance by adjusting Net Income to exclude amortization of purchased intangibles and acquired capitalized software, severance, transaction advisory fees and expenses, termination of office leases, equipment write-off, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation awards at IPO.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our senior secured credit facility, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, equipment write-off and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, transaction advisory fees and expenses, termination of office leases, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO-related adjustments and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate of 35.5%.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted Net Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted Net Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Adjusted Net Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2016	2015	2016	2015
Revenues:
Trading income, net	$166,547	$169,792	$352,836	$383,722
Interest and dividends income	5,422	9,415	9,690	14,597
Technology services	2,212	2,772	4,293	5,188

Total revenues	174,181	181,979	366,819	403,507

Operating Expenses:
Brokerage, exchange and clearance fees, net	55,573	56,501	115,298	117,639
Communication and data processing	17,953	17,549	35,676	35,492
Employee compensation and payroll taxes	20,809	15,165	43,365	42,065
Interest and dividends expense	14,097	16,841	27,634	26,407
Operations and administrative	5,736	6,669	10,546	12,431
Depreciation and amortization	7,800	8,186	15,527	17,849
Amortization of purchased intangibles and
acquired capitalized software	53	53	106	106
Termination of office leases	—	—	(319)	2,729
Transaction advisory fees and expenses	155	—	155	—
Equipment write-off	—	—	428	—
Charges related to share based compensation at IPO	516	44,194	1,111	44,194
Financing interest expense on senior secured credit facility	7,075	7,259	14,176	14,861

Total operating expenses	129,767	172,417	263,703	313,773

Income before income taxes and noncontrolling interest	44,414	9,562	103,116	89,734
Provision for income taxes	5,128	1,997	12,474	4,725

Net income	$39,286	$7,565	$90,642	$85,009

Noncontrolling interest	(30,908)	(7,091)	(71,916)	(84,535)

Net income available for common stockholders	$8,378	$474	$18,726	$474

Earnings per share:
Basic	$0.21	$0.01	$0.49	$0.01
Diluted	$0.21	$0.01	$0.49	$0.01

Weighted average common shares outstanding
Basic	38,230,684	34,305,052	38,220,390	34,305,052
Diluted	38,230,684	34,529,349	38,220,390	34,529,349

Comprehensive income:
Net income	$39,286	$7,565	$90,642	$85,009
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	(1,230)	1,632	1,264	(3,001)

Comprehensive income	$38,056	$9,197	$91,906	$82,008
Less: Comprehensive income attributable to noncontrolling interest	(30,024)	(8,311)	(72,825)	(81,122)

Comprehensive income available for common stockholders	$8,032	$886	$19,081	$886

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$166,547	$169,792	$352,836	$383,722
Interest and dividends income	5,422	9,415	9,690	14,597
Brokerage, exchange and clearance fees, net	(55,573)	(56,501)	(115,298)	(117,639)
Interest and dividends expense	(14,097)	(16,841)	(27,634)	(26,407)

Adjusted Net Trading Income	$102,299	$105,865	$219,594	$254,273

Reconciliation of Net Income to Adjusted Net Income
Net income	$39,286	$7,565	$90,642	$85,009
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Severance	—	—	193	303
Transaction advisory fees and expenses	155	—	155	—
Termination of office leases	—	—	(319)	2,729
Equipment write-off	—	—	428	1,468
Share based compensation	4,301	2,799	9,696	8,653
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,505	1,259	2,701	1,259
Charges related to share based compensation awards at IPO	516	44,194	1,111	44,194

Adjusted Net Income	$45,816	$55,870	$104,713	$143,721

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$39,286	$7,565	$90,642	$85,009
Financing interest expense on senior secured credit facility	7,075	7,259	14,176	14,861
Depreciation and amortization	7,800	8,186	15,527	16,381
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Equipment write-off	—	—	428	1,468
Provision for income taxes	5,128	1,997	12,474	4,725

EBITDA	$59,342	$25,060	$133,353	$122,550

Severance	—	—	193	303
Transaction advisory fees and expenses	155	—	155	—
Termination of office leases	—	—	(319)	2,729
Share based compensation	4,301	2,799	9,696	8,653
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,505	1,259	2,701	1,259
Charges related to share based compensation awards at IPO	516	44,194	1,111	44,194

Adjusted EBITDA	$65,819	$73,312	$146,890	$179,688

Selected Operating Margins
Net Income Margin(1)	37.6%	7.0%	40.5%	32.8%
Adjusted Net Income Margin(2)	43.8%	51.4%	46.8%	55.4%
EBITDA Margin(3)	56.8%	23.1%	59.6%	47.2%
Adjusted EBITDA Margin(4)	63.0%	67.5%	65.6%	69.3%

(1) Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.

(2) Calculated by dividing Adjusted Net Income by the sum of Adjusted Net Trading Income and technology services revenue.

(3) Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

(4) Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2016	2015	2016	2015

Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$39,286	$7,565	$90,642	$85,009
Provision for income taxes	5,128	1,997	12,474	4,725

Income before income taxes	$44,414	$9,562	$103,116	$89,734

Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Severance	—	—	193	303
Transaction advisory fees and expenses	155	—	155	—
Termination of office leases	—	—	(319)	2,729
Equipment write-off	—	—	428	1,468
Share based compensation	4,301	2,799	9,696	8,653
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,505	1,259	2,701	1,259
Charges related to share based compensation awards at IPO	516	44,194	1,111	44,194

Normalized Adjusted Net Income before income taxes	$50,944	$57,867	$117,187	$148,446

Normalized provision for income taxes(1)	18,085	20,543	41,601	52,698

Normalized Adjusted Net Income	$32,859	$37,324	$75,586	$95,748

Weighted Average Adjusted shares outstanding(2)	139,652,286	138,671,656	139,687,755	138,671,656

Normalized Adjusted EPS	$0.24	$0.27	$0.54	$0.69

(1)         Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 35.5%.

(2)         Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Includes  additional shares from dilutive impact of options and restricted stock units outstanding under the 2015 Management Incentive Plan during the three and six months ended June 30, 2016 and 2015.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	June 30,	December 31,
	2016	2015
	(in thousands, except share data)
Assets
Cash and cash equivalents	$149,355	$163,235
Securities borrowed	550,210	453,296
Securities purchased under agreements to resell	5,031	14,981
Receivables from broker-dealers and clearing organizations	1,349,364	476,536
Trading assets, at fair value	1,675,522	1,297,214
Property, equipment and capitalized software, net	32,166	37,501
Goodwill	715,379	715,379
Intangibles (net of accumulated amortization)	1,097	1,203
Deferred taxes	188,492	193,740
Other assets	38,659	38,845

Total assets	$4,705,275	$3,391,930

Liabilities and equity
Liabilities
Short-term borrowings	$68,000	$45,000
Securities loaned	955,662	524,603
Payables to broker-dealers and clearing organizations	408,063	486,604
Trading liabilities, at fair value	1,924,024	979,090
Tax receivable agreement obligations	218,399	218,399
Accounts payable and accrued expenses and other liabilities	92,637	86,775
Senior secured credit facility, net	491,917	493,589

Total liabilities	$4,158,702	$2,834,060

Total equity	546,573	557,870

Total liabilities and equity	$4,705,275	$3,391,930

	As of June 30, 2016
Ownership of Virtu Financial LLC Interests:	Interests	%
Virtu Financial, Inc. - Class A Common Stock	39,078,806	28.0%
Non-controlling Interests (Virtu Financial LLC)	100,533,345	72.0%

Total Virtu Financial LLC Interests	139,612,151	100.0%

Conference Call Information

Douglas Cifu, Chief Executive Officer, and Joseph Molluso, Chief Financial Officer, will host a conference call to discuss the Company’s financial results and outlook on Wednesday, August 3, 2016, at 7:30 a.m. Eastern Time. To access the conference call, please dial (855) 645-0552 (U.S.) or (720) 634-9067 (international). The Company will also host a live audio Webcast of the conference call on the Investor Relations section of the Company’s website at http://ir.virtu.com/events.cfm. The Webcast will also be archived on http://ir.virtu.com/events.cfm for 90 days following the announcement.

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com